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                                                                    EXHIBIT 10.1








                           LOAN AND SECURITY AGREEMENT


                                 by and between



                             APPLIED INNOVATION INC.

                                   "BORROWER"



                                       and


                            HUNTINGTON NATIONAL BANK

                                    "LENDER"








                              Dated: August 7, 2002







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                           LOAN AND SECURITY AGREEMENT

         This LOAN AND SECURITY AGREEMENT dated as of August 7, 2002, ("AGREEMENT") is by and between APPLIED INNOVATION INC., a Delaware corporation ("BORROWER") and THE HUNTINGTON NATIONAL BANK, a national banking association ("LENDER") and its successors and assigns.

         In consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. As used in the Loan Documents, the following terms shall have the meanings set forth below. Additional defined terms may appear elsewhere in the Loan Documents.

         "ADVANCE" means an advance of funds with respect to the Loan.

         "AFFILIATE" means, as to any Person, any other Person (i) that directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, (ii) that directly or indirectly owns ten percent (10%) or more of the voting power of such Person, (iii) ten percent (10%) or more of the voting power of which is directly or indirectly owned by such Person, or (iv) that has the power directly or indirectly to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AVAILABILITY" means on any Business Day commencing on the Closing Date and ending on the Maturity Date and so long as no Default or Event of Default has occurred and is continuing, the amount available to Borrower from Lender equal to the lesser of (i)(a) the then current Borrowing Base or (b) TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) less (ii) the then current outstanding Principal Sum of the Note.

         "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended from time to time.

         "BORROWING BASE" means the sum of (i) seventy five percent (75%) of Borrower's Eligible Accounts Receivable; plus (ii) forty percent (40%) of Borrower's Eligible Inventory; plus (iii) seventy five percent (75%) of the appraised value of the Property, not to exceed FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00).

         "BORROWING BASE CERTIFICATE" means a certificate of Borrower, substantially in the form of EXHIBIT H.

         "BUSINESS DAY" means each day other than Saturdays, Sundays, and other days upon which banking institutions in the city of Columbus, Ohio are either authorized or requested to remain closed to the general public. If the due date of any payment due under the Note shall be a


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day that is not a Banking Day, the due date shall be extended to the next succeeding Banking Day; provided, however, that if such next succeeding Banking Day occurs in the following calendar month, then the due date shall be the immediately preceding Banking Day.

         "CLOSING DATE" means the date of the execution of this Agreement.

         "COLLATERAL" means all of Borrower's personal property, wherever located, and now owned or hereafter acquired, including: Accounts; Chattel Paper; Goods, Inventory; Equipment; Instruments; Investment Property; Documents; Deposit accounts; Letter-of-Credit Rights; General Intangibles; and to the extent not listed above as original collateral, Proceeds and Products of the foregoing. All capitalized terms used in this definition and not otherwise defined herein shall have the meaning assigned to them in the UCC. "Collateral" also means all the real Property and fixtures attached thereto subject to the Mortgage identified on EXHIBIT E, and includes any and all assets and property as defined as "Collateral" in any other document or agreement between Lender and Borrower. To the extent that the terms of any lease, license or similar agreement between the Borrower and any person or entity prohibits transfer or assignment by the Borrower of an interest in the property subject to such lease, license or agreement, "Collateral" does not include the Borrower's interest in such property.

         "COMPLIANCE CERTIFICATE" means, with respect to each fiscal year and each quarter, a certificate, substantially in the form of EXHIBIT F, signed by a Responsible Officer (i) stating that no Default has occurred and is continuing, or stating that a Default has occurred and is continuing, describing such Default in reasonable detail, and describing what steps are being taken to remedy the Default, (ii) stating that, to the best of his or her knowledge, Borrower is in compliance with each of the covenants set forth in this Agreement, or stating that Borrower is not in compliance, describing such noncompliance in reasonable detail, and describing what steps are being taken to remedy such noncompliance, and (iii) setting forth in reasonable detail a computation of each of the financial covenants contained in this Agreement as of the end of the applicable fiscal year or quarter. The Compliance Certificate shall be presented in a form reasonably satisfactory to Lender.

         "DEFAULT" means any event that is not an Event of Default as of a specified date, but that with the lapse of time, notice, or both, would constitute an Event of Default.

         "EARLY TERMINATION FEE" means, that Borrower shall pay to Lender an amount equal to two percent (2%) of the committed amount related to the Loan if Borrower shall terminate this Agreement or any Loan at any time within the first six (6) months from the date of this Agreement. If Borrower shall terminate this Agreement or any loan at any time after the first six (6) months from the date of this Agreement but prior to the Maturity Date, Borrower shall pay to Lender an amount equal to one percent (1%) of the committed amount related to the Loan. If Borrower is requested by Lender to pay off the Loan early or otherwise required by Lender to terminate its relationship with Lender, the Early Termination Fee provision shall not apply.

         "EBITDA" means, for any period, Net Income for such period, plus without duplication and to the extent reflected as a charge in the Statement of Net Income for such period, (a) the sum of the following expenses of Borrower for such period, in each case to the extent included in determining Net Income:
(i) depreciation and amortization expense; (ii) Interest Expense; (iii)



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total Federal, state and local income tax expense; (iv) extraordinary losses;
(v) net losses on disposition of properties outside the ordinary course of business; and (vi) all other extraordinary, unusual or non-recurring non-cash charges, minus (b) the sum of the following items for Borrower for such period, in each case to the extent included in determining Net Income: (i) extraordinary, unusual or non-recurring gains; and (ii) net gains on disposition of properties outside the ordinary course of business.

         "ELIGIBLE ACCOUNTS RECEIVABLE" means that portion of Borrower's accounts receivable on which Lender has a first and exclusive perfected security interest, and that Lender determines in its reasonable discretion from time to time, based on credit policies, market conditions, Borrower's business and other matters, is eligible. For purposes of determining the Borrowing Base, Eligible Accounts Receivable shall not include (a) accounts receivable which are ninety
(90) days past due or one hundred twenty (120) days past the invoice date, (b) intercompany accounts, (c) foreign accounts receivable, not encompassed by letters of credit in favor of Borrower, except for accounts receivable from Telkom South Africa, for which fifty percent (50%) of accounts receivable less than ninety (90) days past the due date, and not exceeding FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) in the aggregate, shall be included in Eligible Accounts Receivable, (d) any accounts receivable from any single account debtor if fifty percent (50%) or more of such account debtor's receivables are more than ninety (90) days past due or one hundred twenty (120) days past the invoice date, (e) to the extent that any accounts receivable from any single account debtor exceeds fifty percent (50%) of all Borrower's accounts receivable.

         "ELIGIBLE INVENTORY" means that portion of the Borrower's Inventory, on which the Lender has a first and exclusive perfected security interest, and that the Lender determines in its reasonable discretion from time to time, based on credit policies, market conditions, the Borrower's business and other matters, is eligible for use in calculating the Borrowing Base. For purposes of determining the Borrowing Base, Eligible Inventory shall not include (a) Inventory which has been returned to Borrower after sale or lease thereof or which Lender, in the exercise of its good faith judgment, determines to be defective, unmerchantable, or obsolete for any reason, (b) work in progress, (c) slow moving, obsolete or discontinued Inventory, (d) supply items, packaging, or the freight portion of raw materials, (e) Inventory in control of a third person for processing, storage, or otherwise unless the Borrower shall have obtained and delivered to Lender, a bailee's waiver or secured party of bailee's waiver, in form satisfactory to Lender, the original documents or other instruments evidencing such Inventory, or such other agreements or other documents Lender shall require in its sole and absolute discretion, (f) consigned Inventory, (g) Inventory in transit unless Borrower shall have delivered to Lender a bill of lading for such Inventory, (h) Inventory located outside of the United States of America, or (i) Inventory in which any third party has a security interest or lien. All Inventory shall be valued at the lesser of cost (on a FIFO basis) or market.

         "EVENT OF DEFAULT" means any of the events specified in SECTION 7, provided that any requirement of notice, the lapse of time, or both, or any other condition has been satisfied.

          "GAAP" means those Generally Accepted Accounting Principles in the United States which are recognized as such by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange


                                       3
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Commission (or any generally recognized successor), consistently applied, as such principles exist from time to time.

         "INDEBTEDNESS" means with respect to any Person, as of any date of determination, monetary obligations of such Person (other than trade payables owing in the ordinary course of business), including (without duplication): (i) all liability of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all liabilities of such Person evidenced by a note, bond, debenture, or similar instrument; (iii) all obligations of such Person under any conditional sale, lease or other title retention or security agreement with respect to property acquired; (iv) all obligations in respect of letters of credit, bankers' acceptances, surety or other bonds or similar obligations issued or created for the account of such Person; (v) all direct or indirect guaranty obligations of such Person; (vi) all liabilities or obligations secured by any Lien on any property owned by such Person, whether or not the Person has assumed or otherwise become liable for the payment thereof;
(vii) any liability of such Person or a "commonly controlled entity" to a "multiemployer plan", both as defined in the Employee Retirement Act of 1974, as amended from time to time; and (viii) any amendment, renewal, extension, revision, or refunding of such liability or obligation.

         "INTELLECTUAL PROPERTY" means all business and trade names, trademarks, logos, service marks, brand names, patents, patent applications, copyrights, know how, trade secrets, processes, techniques, discoveries, inventions, developments, research, formulas, designs, confidential information, customer lists, software, technical information, data, plans and drawings, and other proprietary rights with respect to intellectual property required for or incidental to a Person's business or operations.

         "INTEREST EXPENSE" means, for any period, total cash interest expense of Borrower with respect to all Indebtedness of Borrower, determined in accordance with GAAP.

         "LIBO RATE" means the rate obtained by dividing: (a) the actual or estimated per annum rate, or the arithmetic mean of the per annum rates of interest for deposits in United States Dollars for one (1) day periods, as offered and determined by Lender in its sole discretion based upon reference to information appearing in Telerate, a service of Telerate Systems Incorporated, in the section captioned "British Lenders Assoc. Interest Settlement Rates", or any comparable index selected by Lender on each date the LIBO Rate is determined; by (b) an amount equal to one minus the stated maximum rate (expressed as a decimal), if any, of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on each date the LIBO Rate is determined by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System, or any other regulations of any governmental authority having jurisdiction with respect thereto, all as conclusively determined by Lender.

         "LIEN" means any mortgage, assessment, security interest, easement, claims, trusts, charge, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise, including judgment and mechanics' liens), or preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including any


                                       4
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conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

         "LIQUIDITY RATIO" means a ratio determined as of the last day of each calendar month, equal to the ratio of (i) unencumbered cash and Marketable Securities divided by (ii) TEN MILLION AND NO/100 DOLLARS ($10,000,000.00).

         "LOAN" means the aggregate Advances extended to Borrower by Lender pursuant to this Agreement in an aggregate Principal Sum of up to TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), secured by the Collateral and further evidenced by the Note commencing on the Closing Date and terminating on the applicable Maturity Date.

          "LOAN DOCUMENTS" means the documents listed in SECTION 3.1 of this Agreement and all other documents, filings and certificates executed and delivered in connection with the transactions contemplated by this Agreement.

         "MARKETABLE SECURITIES" means those unencumbered securities which would be permissible for investment by Borrower in accordance with Borrower's investment policy, as amended on October 21, 1999, a copy of which has been previously delivered to and agreed upon by Lender, or a successor to such investment policy to which Lender has AGREED.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business conditions, operations, performance or prospects of the Borrower, taken as a whole; or (b) the ability of the Borrower to perform its obligations under the Loan Documents.

         "MATURITY DATE" means three hundred and sixty four ("364") days from the Closing Date (August 6, 2003).

         "MORTGAGE" means that certain mortgage on the Property.

          "NET INCOME" means for any period, the net income or loss of Borrower for such period determined in accordance with GAAP.

         "NOTE" means the cognovit revolving promissory note, in the form of EXHIBIT B, dated as of the date hereof, due on the Maturity Date in the Principal Sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), evidencing the Advances made by Lender to Borrower pursuant to the Loan Documents, as amended, modified or restated from time to time.

         "OBLIGATIONS" means, collectively: (i) Borrower's obligations to Lender under this Agreement; (ii) all of Borrower's other present and future obligations to Lender arising out of or in connection with this Agreement; (iii) Borrower's obligations to repay (a) any amounts that Lender may advance or spend for the maintenance or preservation of the Collateral and (b) any other expenditures that Lender may make under the provisions of this Agreement or for the benefit of Borrower; (iv) all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations; and (iv) any of the foregoing that arises after the filing of a petition by or against Borrower under the Bankruptcy Code, even if such obligations do not accrue because of the automatic stay under Bankruptcy Code Section 362 or otherwise.


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         "ORIGINATION FEE" waived.

         "PERMITTED INDEBTEDNESS" has the meaning set forth in Section 6.1(a).

         "PERMITTED LIENS" means (1) Liens incurred pursuant to the Loan Documents; (2) nonconsensual Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons; (3) Liens incurred in the ordinary course of business (A) in connection with workers' compensation, unemployment insurance, social security and other like laws, or (B) to secure the performance of bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property; (4) attachment, judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; (5) purchase money Liens made in connection with the purchase price of property, the purchase of which does not violate this Agreement or any other Loan Document, provided that such Lien attaches only to the property acquired; (6) Liens incurred in the ordinary course of business (including, without limitation, easements, rights of way, restrictions and other similar encumbrances) which do not secure Indebtedness and which do not in the aggregate materially detract from the value of Borrower's property or assets or materially impair the use thereof in the ordinary course of its business provided, however, that Borrower makes appropriate reserves on its books and records in respect of such Liens set forth in this CLAUSE (6) in accordance with GAAP and that such Liens individually or in the aggregate do not have a material adverse effect on the Borrower or its operations; (7) Liens in existence on the date hereof listed on EXHIBIT A, (8) any interest or title of a lessor under any lease entered into by Borrower in the ordinary course of business; and (9) Liens in connection with Indebtedness permitted pursuant to Section 6.1(a)(vi).

          "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other form of entity.

         "PRIME RATE" means the prime or base rate established by Lender from time to time as its prime rate, based on its consideration of economic, money market, business and competitive factors, and is not necessarily Lender's most favorable rate. Any changes in the interest rate of the Loan due to a change in the Prime Rate will take effect on the date of the Lender's change in its prime or base rate.

         "PRINCIPAL SUM" means the principal amount of the Note at any time outstanding.

         "PROPERTY" means that certain real property as described on EXHIBIT E.

         "REQUEST FOR ADVANCE" means a Request for Advance substantially in the form of EXHIBIT G.


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         "RESPONSIBLE OFFICER" means Michael P. Keegan and any Person then holding the position of Chief Financial Officer or Controller of the Borrower.

         "RESPONSIBLE OFFICER CERTIFICATE" means, with respect to the annual financial statements, monthly financial statements, monthly accounts receivables detail, a certificate signed by the Responsible Officer stating in effect that such financial statements, when delivered, (i) were complete and correct in all material respects; (ii) were prepared in accordance with GAAP; and (iii) fairly present in all material respects the results of operations for the applicable accounting period and consolidated financial condition as of the end of such accounting period. The Responsible Officer Certificate shall be presented in a form reasonably satisfactory to Lender.

         "TANGIBLE NET WORTH" of any Person shall mean, as of any date, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, less all amounts appearing on the balance sheet of such Person related to (i) goodwill; (ii) patents, trademarks, tradenames, copyrights and franchises, (iii) loans and advances to employees, and (iv) all other similar assets that would be classified as intangible assets under GAAP.

         "UCC" means the Uniform Commercial Code as in effect in an applicable state, and as amended from time to time. Any term used in the UCC as enacted in the State of Ohio or the State where the Collateral is located and not defined in the Loan Documents has the meaning, as amended from time to time, given to the term in the UCC.

         1.2 OTHER DEFINITIONAL PROVISIONS.

             (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings assigned herein when used in the Note or any certificate or other document made or delivered pursuant hereto.

             (b) As used herein and in the Loan Documents and any certificate or other document made or delivered pursuant hereto, accounting terms relating to Borrower not defined in SUBSECTION 1.1 and accounting terms partly defined in SUBSECTION 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

         SECTION 2. LOAN

         Upon the terms and subject to the conditions set forth in this Agreement, Lender shall lend to Borrower the aggregate principal amount of up to TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) due and owing on the Maturity Date evidenced by the Note.

         2.1 Subject to Availability, the Loan shall be disbursed by Lender to Borrower in one or more Advances. Each Advance may be prepaid in whole or in part and reborrowed, all in accordance with the terms and conditions hereof. Each Advance shall be subject to each of the following conditions:


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             (a) a request for Advance is submitted by Borrower to Lender in a form reasonably acceptable to Lender;

             (b) each of the representations and warranties contained in SECTION 4 are true and correct in all material respects as of the date of each Advance (unless any of the same expressly relate to an earlier date, including, without limitation, the representation set forth in SUBSECTION 4.9);

             (c) the Borrower certifies in a writing reasonably acceptable to Lender that it is in compliance with each of the covenants set forth in this Agreement;

             (d) no Event of Default or Default shall exist; and

             (e) Advances under the Loan shall be requested prior to the Maturity Date.

         2.2 MATURITY AND PAY OFF. All outstanding Advances, together with all accrued but unpaid interest in relation to the Note, shall be due and payable in full on the Maturity Date.

         2.3 INTEREST.

             (a) Interest shall accrue on the Principal Sum until paid in full (whether before or after judgment) at a fluctuating rate of interest equal to, at the option and designation of the Borrower, as set forth below, either (i) the Prime Rate less one percent (1%) per annum, or
         (ii) the Libo Rate plus 1.65% per annum. The Borrower shall designate in its request for Advance whether the Advance is to bear interest with reference to the Libo Rate or the Prime Rate. The Borrower with respect to any outstanding Advance may change its designation of the interest by giving Lender no less than three (3) days advance written notice. All accrued but unpaid interest shall be paid monthly in arrears commencing September 1, 2002.

             (b) During any period when any Event of Default shall have occurred and be continuing, or upon maturity of the Note (by acceleration or otherwise) the aggregate unpaid principal amount shall bear interest from the date of such Event of Default or Maturity Date, as the case may be, at a rate per annum equal to the Prime Rate plus five percent (5.0%) until paid in full (both before and after judgement).

             (c) Notwithstanding any provision of the Note to the contrary: (i) in no event shall the interest rate on the Note be a rate per annum in excess of the maximum interest rate permissible under applicable law and (ii) to the extent that interest (or other amounts paid with respect to the Note that are deemed to be interest under applicable law) results in interest payments in excess of those permitted under applicable law, such excess payments shall be applied, first, to the payment of the Principal Sum, second, to any other amounts due from Borrower to Lender under this Agreement, and, third, if no other Obligations are owing to Lender under this Agreement, then refunded to Borrower.

             (d) Interest shall be calculated based upon: (i) the actual number of days elapsed over each month, including any additional days elapsed because the scheduled payment date fell on a day other than a Business Day; and (ii) a calendar year of 360 days.


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

         2.4 LATE PAYMENTS. If payment of principal, interest, or unpaid fees is not made prior to 2:00 p.m., Columbus, Ohio time on the fifth day after such payment is due and until such amount is paid in full, Lender may, in its sole discretion, by notice to Borrower, assess a fee equal to five percent (5%) of the past due payment amount.

         2.5 PAYMENTS. (a) Unless otherwise agreed by Lender, all payments due to Lender in connection with the Loan Documents shall be deducted by Lender from readily available funds from Borrower's account with Lender as of 2:00 p.m. Columbus, Ohio time on the date each payment is due.

             (b) In the event sufficient funds are not readily available pursuant to SUBSECTION 2.5(a) to satisfy Borrower's payment obligations, Lender shall provide Borrower notice of such deficiency and Borrower shall make payment of such deficiency by wire transfer of immediately available funds to the account of Lender. Any such wire transfer received by Lender after 2:00 p.m. Columbus, Ohio time shall be deemed to have been received by Lender prior to 2:00 p.m. on the next Business Day.

         2.6 EARLY TERMINATION FEE. Borrower shall pay Lender the Early Termination Fee if Borrower terminates the Loan prior to the Maturity Date.

         SECTION 3. CONDITIONS TO CLOSING

         The obligation of Lender to make an Advance on and after the Closing Date is subject to the fulfillment, in a manner reasonably satisfactory to Lender, of each of the following conditions precedent:

         3.1 EXECUTION AND DELIVERY OF DOCUMENTS. Each of the following documents and certificates, each dated and effective as of the Closing Date, shall have been duly executed and delivered by the parties thereto on the Closing Date:

             (a) this Agreement;

             (b) the Note;

             (c) the Mortgage;

             (d) a Compliance Certificate;

             (e) a Borrowing Base Certificate, inventory report, aged accounts receivables report and accounts payable report, in a form reasonably acceptable to Lender;

             (f) May 31, 2002 year to date interim financial statements, in a form acceptable to Lender, and accompanied by a Responsible Officer Certificate; and

             (g) Copy of hazard insurance policy in a form reasonably satisfactory to Lender and naming Lender as loss payee, and mortgagee on any title insurance policy.

         3.2 CERTIFICATES, OPINIONS AND OTHER DOCUMENTS. The following certificates, opinions and other documents shall have been delivered by or on behalf of Borrower, each in a form reasonably satisfactory to Lender, prior to the Closing Date:

                  (a) copies of the Board of Directors' resolutions of Borrower authorizing the execution, delivery and performance of Borrower's obligations under the Loan Documents and any other documents to be delivered by Borrower pursuant hereto and thereto;

                  (b) certified copies of Borrower's charter documents, including any and all amendments thereto, as in effect on the Closing Date, together with good standing certificates in each jurisdiction where Borrower is qualified to do business unless the failure to be in good standing would not have a Material Adverse Effect; and

                  (c) such other opinions, certificates, affidavits, documents and filings as Lender may reasonably request.

         3.3 DISBURSEMENTS AND DELIVERIES. The following disbursements shall have been made by Borrower on the Closing Date:

                  (a) Payment of all reasonable closing costs, including but not limited to, Lender's legal counsel's reasonable legal fees in an amount not to exceed TEN THOUSAND AND NO/100 DOLLARS ($10,000.00), plus out-of-pocket expenses. Borrower may apply good faith deposit, delivered in connection with the execution of the Commitment Letter, dated June 10, 2002, in payment of such expenses.

         3.4 OTHER. Each of the following shall be true:

                  (a) each of Borrower's representations and warranties set forth in the Loan Documents shall be accurate in all material respects as of the Closing Date; and

                  (b) no material adverse change shall have occurred in the financial condition of Borrower or its properties or operations since March 31, 2002, other than certain matters as to which Borrower has advised Lender prior to the Closing Date.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF BORROWER

         The representations and warranties of Borrower set forth below shall survive the Closing Date, and any investigation made by Lender shall not diminish the right of Lender to rely upon such representations and warranties. Set forth on the EXHIBIT A, attached hereto are the exceptions to the representations and warranties, which exceptions qualify this SECTION 4 in its entirety. Borrower represents and warrants to Lender as follows.

         4.1 INCORPORATION AND GOOD STANDING. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Borrower is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction in which either the character of its properties or the nature of its activities makes such qualification necessary, except where a failure to qualify or be in good standing would not have a

Material Adverse Effect. Borrower has furnished to Lender true and complete copies of its charter documents and any other agreements affecting its governance, all as in effect on the date of this Agreement.

         4.2 COMPANY POWER. Borrower has full power and authority to (a) own, lease and operate its properties and assets, (b) carry on its business as presently conducted, (c) execute and deliver the Loan Documents and any other instruments or documents provided for herein or therein, and (d) carry out and perform its obligations under the terms of the Loan Documents.

         4.3 ASSUMED BUSINESS NAMES. The Borrower does not do business under any assumed business names.

         4.4 SUBSIDIARIES AND JOINT VENTURES. As of the Closing Date, Borrower has no subsidiaries and does not otherwise own or control, directly or indirectly, or have any other equity investment in or other interest in, any other Person. Borrower is not a member, partner or participant in any partnership, joint venture, association or similar arrangement.

         4.5 AUTHORIZATION; ENFORCEABILITY. Borrower's execution, delivery, and performance of the Loan Documents have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other Person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation, or bylaws or code of regulations, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower. The Loan Documents to which it is a party, when executed and delivered by Borrower, will constitute valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity.

         4.6 TITLE TO AND CONDITION OF PROPERTIES AND ASSETS. Borrower owns, has a valid leasehold interest in, or has legal right to use, as well as transfer, all of the assets, properties and tangible personal property necessary for the conduct of its business, free and clear of any Liens, but for the Liens contemplated by this Agreement and Permitted Liens. The personal property owned and leased by Borrower is in good operating condition and repair, ordinary wear and tear excepted. Any real estate owned and leased by Borrower is in good condition and it is not obligated to perform any material repairs to such real estate. All Collateral consisting of goods is located solely in the states listed on attached EXHIBIT D ("COLLATERAL STATES").

         4.7 BOOKS AND RECORDS. The books of account, asset ledgers, inventory ledgers, minute books and stock record books of Borrower, all of which have been made available to Lender, are complete and correct in all material respects, and have been maintained on a consistent basis in accordance with sound business practices.

         4.8 FINANCIAL STATEMENTS. The financial statements of Borrower as of March 31, 2002, copies of which have been previously made available to Lender,
(a) are correct and complete in all material respects, (b) are consistent with, and have been prepared from, the books and records of Borrower, (c) have been prepared in accordance with GAAP except for such deviations as are referred to in the notes thereto, and in the case of internally generated financial statements, such financial statements do not contain footnotes, and
(d) fairly present in all material respects the financial position and results of operations, changes in stockholders' equity and cash flows of Borrower as of each date and for the respective periods covered by the financial statements. Borrower is the sole owner of all of the assets reflected on such financial statements.

         4.9 MATERIAL ADVERSE CHANGE; MATERIAL EVENTS. Other than the Loan, Borrower has no Indebtedness, or other material liability, claim, loss, deficiency or obligation of any nature whether absolute or contingent, liquidated or unliquidated and whether due or to become due. Since the date of the most recent financial statements provided to Lender there has not been any material adverse change in Borrower's business, operations, properties, assets or condition and no event has occurred or circumstance exists that may result in such a material adverse change other than certain matters as to which Borrower advised Lender prior to the Closing Date. Borrower has no material contingent obligations except as disclosed in such financial statements. Borrower has no knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any such liability other than in the ordinary course of business.

         4.10 TAXES. Borrower has timely filed or caused to be filed all tax returns required under applicable law and such returns are true, correct and complete in all material respects.

         4.11 INTELLECTUAL PROPERTY. Borrower owns or is licensed to use, without restriction or adverse claim, all Intellectual Property free and clear of any Liens other than the Liens granted to Lender pursuant to this Agreement and Permitted Liens, and has the right to use its Intellectual Property without payment to any Person. There are no interference, opposition or cancellation proceedings or infringement suits pending or, to the knowledge of Borrower, threatened with respect to any of the Intellectual Property. To Borrower's knowledge, no Person is interfering with, infringing upon, misappropriating or otherwise in conflict with any of its Intellectual Property. Borrower has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any Person, and it has not received any claim alleging such action.

         4.12 LEGAL PROCEEDINGS. Borrower is not (i) subject to any outstanding injunction, judgment, order, decree or ruling, whether or not subject to appeal, or (ii) a party or, to its knowledge, threatened to be made a party, to any action, suit, proceeding, hearing, audit or investigation, of or before any court, quasi-judicial agency, administrative agency or arbitrator.

         4.13 INSURANCE. Borrower maintains and has maintained such insurance as is required by any and all applicable laws and such other insurance, in amounts and insuring against hazards and other liabilities, as is customarily maintained by companies similarly situated.

         4.14 COMPLIANCE WITH LAWS. Borrower has complied and is currently in compliance with all applicable laws where the failure to so comply may have a Material Adverse Effect. No notice has been received by Borrower alleging non-compliance which remains uncured as of the date hereof, except for such non-compliance that would not have a Material Adverse Effect.

         4.15 LICENSES AND PERMITS. Borrower has obtained all governmental licenses, permits and other governmental authorizations required in order for it to own its assets and conduct its business as presently conducted. All of such licenses, permits and authorizations are in full force and effect. No material violation or remedial obligation exists in respect of any such license or permit. No proceeding is pending, or to the knowledge of Borrower, threatened to revoke or limit any such license, permit or authorization.

         4.16 HAZARDOUS MATERIALS. No property of Borrower to the best of Borrower's knowledge ever has been, or ever will be so long as this Agreement remains in effect, used for the generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the "CERCLA," "SARA," applicable state or Federal laws, or regulations adopted pursuant to any of the foregoing. The representations and warranties contained herein are based on Borrower's due diligence in investigating the properties for hazardous waste and hazardous substances. Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the satisfaction of this Agreement.

         4.17 LABOR RELATIONS. Borrower is not a party to or bound by any collective bargaining or other labor agreement, and there are no organizational efforts affecting its employees. There are no unremedied violations of any federal, state or local labor or employment laws or regulations, including wages, hours, collective bargaining, taxes and the like, and Borrower has no knowledge of the existence of any grounds for any such claims.

         4.18 NO INSOLVENCY. After giving effect to all Indebtedness (including the Loan) of Borrower, (a) Borrower will be able to pay its obligations as they become due and payable; (b) the present fair saleable value of the assets of Borrower exceeds the amount that will be required to pay its probable liability on its obligations as they become absolute and matured; (c) the aggregate value of the property of Borrower at a fair valuation exceeds its Indebtedness; and
(d) Borrower will have sufficient capital to engage in its businesses.

         4.19 FULL DISCLOSURE. The financial statements and other documents provided to Lender and the representations and warranties of Borrower contained in the Loan Documents, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Borrower has not knowingly provided or made available to Lender any information that is misleading or inaccurate in any material respect or knowingly withheld from or failed to disclose to Lender any data, documents or other information that, insofar as Borrower can now foresee, could materially adversely affect its assets, properties or business or financial condition or its ability to perform its obligations under the Loan Documents.

         4.20 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan for the purposes of supporting short term working capital requirements and other corporate purposes not prohibited by this Agreement including, without limitation, investments in accordance with its investment policy as amended dated October 21, 1999, its stock redemption program and acquisitions.

         4.21 STATE OF INCORPORATION, PRINCIPAL PLACE OF BUSINESS, TAXPAYER IDENTIFICATION NUMBER. The Borrower's State of incorporation and Federal Taxpayer Identification Number as shown on EXHIBIT C are true, accurate and correct.

         4.22 MERGERS. At no time has the Borrower merged into or been consolidated with any other entity.


         SECTION 5. AFFIRMATIVE COVENANTS

         Borrower hereby agrees that so long as Lender is under any obligation to make an Advance to Borrower hereunder or the Note remains outstanding and unpaid or any other amount is owing to Lender under any Loan Document, Borrower shall:

         5.1 FINANCIAL AND COMPANY REPORTS. Deliver or shall cause to be delivered to Lender the following reports within the applicable time periods specified in this SECTION 5.1:

                  (a) For the fiscal year ending December 31, 2002, and for each fiscal year thereafter, the annual financial statements, which shall be delivered within one hundred twenty (120) days after the end of each such fiscal year and shall have been audited by an independent certified public accountant satisfactory to Lender and shall be accompanied by (i) a Responsible Officer Certificate and (ii) a Compliance Certificate;

                  (b) Year to date internally prepared monthly financial statements shall be delivered within thirty (30) days after the end of each calendar month. Such monthly financial statements shall include
         (i) balance sheets, (ii) income statements, (iii) statements of cash flows, (iv) an accounts receivable report, (v) aged accounts payable report, and (vi) a Borrowing Base Certificate, all in the form acceptable to Lender. The monthly financial statements shall be accompanied by a (A) Responsible Officer Certificate and (B) Compliance Certificate.

         Promptly upon written request therefor, Borrower shall furnish (or cause to be furnished) to Lender additional financial or other information as Lender may reasonably request.

         5.2 PREPARATION OF FINANCIAL STATEMENTS IN ACCORDANCE WITH GAAP. Prepare all quarterly and annual financial statements in compliance with the regulations of any regulatory body having jurisdiction over Borrower or its business and in accordance with GAAP in a manner consistent with the accounting practices, policies and procedures applied in connection with the preparation of the financial statement initially delivered to Lender, except for any changes required by GAAP or adopted with Lender's written consent (which shall not unreasonably be withheld). Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose, it shall be done in accordance with GAAP.

         5.3 NOTICE OF CERTAIN EVENTS. Give prompt notice to Lender of the occurrence of any of the following events:

                  (a) any Default or Event of Default accompanied by a certificate specifying the nature of such Default or Event of Default and period of existence thereof;

                  (b) any (i) default or event of default under any material contractual obligation in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) of Borrower or (ii) litigation where the dollar amount at issue not covered by insurance is reasonably expected by Borrower to be at least ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), or the commencement of any investigation or proceeding which may exist at any time between Borrower and any third party including, but not limited to, any governmental authority;

                  (c) any matter which has resulted or is likely to result in a material adverse change in Borrower's financial condition or operations; or

                  (d) the loss or destruction of any asset of Borrower not covered by insurance, where such loss or destruction is reasonably expected by Borrower to be at least TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) or have a Material Adverse Effect.

Each notice pursuant to this SUBSECTION 5.4 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto.

         5.4 BOOKS, RECORDS, AUDITS AND INSPECTIONS. Maintain accurate and complete books and records. Lender shall have the right, in its sole discretion, to conduct audits of the Borrower, using Lender or non-Lender personnel, and the Borrower will provide access to all of its books and records and such other information which Lender deems necessary to evaluate the status of the Loan or the Collateral. The Borrower will pay to Lender in connection with such audits, all reasonable fees and out-of-pocket expenses of the auditors. Such audit fees and expenses shall be payable by the Borrower upon demand.

         5.5 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Preserve, renew and keep in full force and effect the legal existence of Borrower and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity or sell all or substantially all of its assets; take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of Borrower's businesses, activities or operations; comply with all contractual obligations and applicable laws, except, in each case, to the extent that failure to do so would not, in the aggregate, have a Material Adverse Effect.

         5.6 ACCOUNTS. For value received in consideration of the pricing of the Loan, Borrower shall deposit substantially all of Borrower's operating funds with The Huntington National Bank and shall maintain its primary operating accounts with The Huntington National Bank. Borrower shall maintain certain of its cash management services accounts and certain of its investment accounts with The Huntington National Bank.

         5.7 INSURANCE.

             (a) Keep its business and properties insured against all risks usually insured against in the same general area by Persons engaged in the same or a similar business, including those risks currently insured by Borrower;

             (b) Maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or occurring as a result of its ownership, maintenance operation of any automobiles, aircraft or other vehicles, or facilities;

             (c) Maintain all such workers' compensation or similar insurance as may be required under the laws of any jurisdiction in which it may be engaged in business; and

             (d) Furnish to Lender, upon request, a certificate of its insurance coverage, in form and detail satisfactory to Lender, and copies of the applicable policies (if so requested); and (ii) require each policy of insurance to contain a provision whereby it cannot be canceled, amended, or modified or permitted to lapse except after thirty (30) days prior written notice to Lender.

         5.8 COMPLIANCE WITH LAWS. Comply at all times with all applicable laws, including zoning laws, rules regulations, orders and directions of any governmental authority having jurisdiction over it or its business or property, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

         5.9 PAYMENT OF OBLIGATIONS. Pay and discharge, as the same shall become due and payable, all its material obligations and liabilities including, without limitation, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves are being maintained in accordance with GAAP.

         5.10 MAINTENANCE OF PROPERTIES. Maintain all of its properties in good condition and repair in accordance with the requirements of its business.

         SECTION 6. NEGATIVE COVENANTS.

         Borrower hereby agrees that so long as Lender is under any obligation to advance funds to Borrower hereunder or the Note remains outstanding and unpaid or any other amount is owing to Lender under any Loan Document, Borrower shall not, absent Lender's prior written consent, directly or indirectly:

         6.1 FINANCIAL COVENANTS.

                  (a) Create, incur, assume, extend the maturity of or otherwise modify in any material respect, or otherwise become directly or indirectly liable with respect to, any Indebtedness other than (i) the Indebtedness contemplated by this Agreement; (ii) Indebtedness in connection with Permitted Liens; (iii) Indebtedness consisting of interest rate protection agreements, foreign currency exchange agreements, commodity price protection agreements or other interest or currency exchange rate or commodity price hedging agreements with Lender; (iv) purchase money Indebtedness incurred after the date of this Agreement in connection with the purchase of assets in the ordinary course of business; (v) Indebtedness the payment of which is subordinate to indebtedness to Lender pursuant to a subordination agreement in the form reasonably acceptable to Lender; (vi) Indebtedness incurred as a result of borrowing against brokerage accounts not on deposit with Lender in an amount not to exceed FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), without the prior written consent of the Lender, which such consent shall not be unreasonably withheld, and (vii) Indebtedness in addition to the foregoing in an amount not to exceed FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), without the prior written consent of the Lender, which such consent shall not be unreasonably withheld (the foregoing 6.1
         (a)(i) through (vii), the "PERMITTED INDEBTEDNESS")

                  (b) Enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower on terms that are less favorable to Borrower than those which might be obtained at the time from Persons who are not such an Affiliate, unless the Affiliate is a domestic subsidiary of the Borrower and has guaranteed the Indebtedness of the Borrower to Lender in a form reasonably satisfactory to Lender under the Loan Documents and any other security documents reasonably required by Lender.

                  (c) Sell, transfer or otherwise dispose of any of its assets included in the current Borrowing Base calculation, except (i) inventory and obsolete equipment or other obsolete or worn out property disposed of in the ordinary course of business not to exceed ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), and (ii) other assets disposed of for fair market value in the ordinary course of business.

                  (d) Create any subsidiary, unless such subsidiary (i) is either domiciled in the United States or is domiciled outside the United States with assets the value of which, in the reasonable opinion of Lender, do not exceed ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), excluding assets owned prior to becoming a subsidiary of the Borrower; and (ii) such subsidiary has executed and delivered to Lender a guaranty of the Indebtedness of Borrower under the Loan Documents and all other documentation required by Lender in order to protect and secure such guaranty.

                  (e) Redeem, repurchase or retire any of the capital stock, except as in accordance with the stock buyback program in existence as of the date of this Agreement.

                  (f) Pay or obligate itself to pay, directly or indirectly, any management fee or similar compensation to any Person.

                  (g) Fail to maintain at all times a Tangible Net Worth of at least THIRTY SIX MILLION FIVE HUNDRED AND NO/DOLLARS ($36,500,000.00) initially measured on the Closing Date and then quarterly thereafter.

                  (h) Fail to maintain at all times a Liquidity Ratio of 1:1 initially measured on the Closing Date and then upon each draw request thereafter.

                  (i) Change its fiscal year or accounting methods unless except in accordance with GAAP.

                  (j) Directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of the assets of Borrower whether now owned or hereafter acquired or any proceeds, income or profits therefrom, other than Permitted Liens.

                  (k) Make or suffer to exist investments in or loans to any other Person, except: (i) loans made in compliance with SUBSECTION 6.1
         (1) OR (m); (ii) investments received by or issued to Borrower on account or in settlement of any claim of Borrower against any other Person in any bankruptcy or similar insolvency proceeding involving such Person, (iii) investments in cash equivalents or made in compliance with its investment policy as amended dated October 21, 1999, or such other investment policy as Lender has approved, which approval shall not be unreasonably withheld; (iv) extensions of trade credit in the ordinary course of business, (v) loans and advances to employees of Borrower in the ordinary course of business not to exceed ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) in the aggregate, and (vi) a loan to Robert Smialek in the amount of THREE HUNDRED EIGHTY TWO THOUSAND SEVEN HUNDRED EIGHTY THREE AND 23/100 DOLLARS ($382,783.23).

                  (l) Subject to SUBSECTION 6.1(k) and except for Permitted Indebtedness, endorsements of instruments or items of payment for collection in the ordinary course of business, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the Indebtedness of any other Person or through the purchase of goods, supplies or services on behalf of such Person, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any Indebtedness or obligation of such other Person or otherwise.

                  (m) Enter into any arrangement whereby Borrower shall sell or transfer any property owned by Borrower to any Person and, following such sale or transfer, Borrower shall lease, as lessee, the same property, unless (i) the sale or transfer relates to property first acquired by Borrower after the Closing Date, and (ii) prior to and immediately after giving effect to such sale, no Event of Default shall have occurred and be continuing; and

                  (n) Enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

         6.2 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any transaction of merger, consolidation, or amalgamation, unless the Borrower is the surviving company as the result of the transaction or the entity resulting from such transaction assumes all Indebtedness of the Borrower under the Loan Documents and such entity is acceptable to Lender; liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets.

         6.3 ORGANIZATIONAL AND BUSINESS ACTIVITIES. Materially amend its charter documents, materially change its structure, effect any reorganization or recapitalization or engage in any material business substantially different from and unrelated to its present business, without the prior written consent of Lender.

         SECTION 7. EVENTS OF DEFAULT AND REMEDIES

         7.1 EVENT OF DEFAULT. There shall exist an "Event of Default" if any of the following occurs:

                  (a) Borrower shall fail to pay any outstanding amount of interest and/or principal amount of the Note within five (5) five Business Days of the date when due in accordance with the terms thereof or hereof;

                  (b) any representation or warranty made, or deemed made pursuant to the terms of the Loan Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, or the Note shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                  (c) Borrower shall default in the observance or performance of any other agreement contained in the Loan Documents, and such Default shall not have been remedied within ten (10) days after the earlier of
         (i) the day on which Borrower first obtains knowledge of such Default, or (ii) the day on which written notice thereof is given by Lender to Borrower;

                  (d) Borrower shall default under any loan, extension of credit, security agreement, purchase or sale agreement, interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement or any other agreement, in favor of Lender;

                  (e) Borrower shall default under any loan, extension of credit, security agreement, or any other agreement related to collateral or security, in favor of any lender, in each case compromising Indebtedness in the principal sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00);

                  (f) Borrower shall default under any purchase or sales agreement compromising Indebtedness in the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00);

                  (g) The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower;

                  (h) Commencement of foreclosure or forfeiture proceedings, whether by judicial proceedings, self-help, repossession or any other method, by any creditor of Borrower, including a garnishment, attachment or levy on or of any of Borrower's deposit accounts with Lender, unless such proceedings are being contested in good faith by Borrower and the proceedings, if adversely determined, could not reasonably be expected to have a Material Adverse Effect;

                  (i) Lender shall be determined not to have a valid Lien on the Collateral, the aggregate value of which is equal to or exceeding ONE HUNDRED THOUSAND AND NO/100 ($100,000.00) other than by virtue of acts or omissions of Lender, or one or more of the Loan Documents shall have been determined not to be valid;

                  (j) one or more judgments or decrees shall be entered against Borrower involving in the aggregate a liability of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) or more which shall not be fully covered by insurance and all such judgments or decrees shall not have been paid by Borrower within ten (10) days of entry thereof, or have been vacated, discharged, stayed or bonded pending appeal within thirty
         (30) days from the entry thereof; or

                  (k) Lender, in good faith, deems itself insecure.

         7.2 REMEDIES. Upon the occurrence of an Event of Default, Lender shall have (i) all rights and remedies granted to it under the Note, this Agreement, including but not limited to those rights and remedies provided for in SUBSECTIONS 8.4 AND 8.5, and the other Loan Documents, and (ii) all rights of a creditor under applicable law (including the UCC). All such rights and remedies and the exercise thereof shall be cumulative. No exercise of any such rights and remedies shall be deemed to be exclusive or constitute an election of remedies.

         7.3 ACCELERATION. If any Event of Default shall occur, except where otherwise provided in the Loan Documents, all commitments and obligations of Lender under this Agreement will, upon written notice from Lender to Borrower, terminate (including any obligation to make Advances or disbursements), and all Indebtedness under this Agreement will, upon written notice from Lender to Borrower, become due and payable, PROVIDED that, notwithstanding the foregoing, upon the occurrence of an Event of Default pursuant to Section 7.1(e) above, all the Indebtedness under this Agreement will automatically become immediately due and payable without notice to Borrower of any kind.

         SECTION 8. SECURITY AGREEMENT

         8.1 GRANT OF SECURITY INTEREST. Borrower grants a security interest in the Collateral to Lender to secure the payment or performance of the Obligations.

         8.2 PERFECTION OF SECURITY INTEREST.

                  (a) Filing a financing statement. Borrower authorizes Lender to file one or more financing statement (each, a "FINANCING STATEMENT") in accordance with the UCC describing the Collateral in which a security interest may be perfected by filing a Financing Statement.

                  (b) Possession. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement. Where Collateral is in the possession of a third party, Borrower will join with Lender in notifying the third party of Lender's security interest and attempting to obtain an acknowledgment from such third party that it is holding the Collateral for the benefit of Lender.

         8.3 POST-CLOSING COVENANTS AND RIGHTS CONCERNING THE COLLATERAL.

                  (a) Inspection. The parties to this Agreement may inspect any Collateral in the other party's possession, at any time upon reasonable notice.

                  (b) Personal Property. The Collateral constituting goods other than fixtures shall remain personal property at all times. Borrower shall not affix any goods other than fixtures to any real property in any manner which would change its nature from that of personal property to real property or to a fixture, unless prior to such time Lender has filed a financing statement for the purpose of perfecting a security interest a security interest in such fixture.

                  (c) Lender's Collection Rights. After the occurrence of, and during the continuance of, an Event of Default, Lender shall have the right, at any time, to enforce Borrower's rights against the Borrower's account debtors and obligors.

                   (d) Limitations on Obligations Concerning Maintenance of Collateral.

                      (i) Borrower has the risk of loss of the Collateral other than Collateral in the possession of, or under the control of, Lender.

                      (ii) Lender shall have no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

         8.4 REMEDIES UPON DEFAULT. In addition to those rights and remedies provided for in SECTION 7.2, Lender shall have the right to pursue any of the following remedies separately, successively or simultaneously: (i) file suit and obtain judgment and, in conjunction with any action, Lender may seek any ancillary remedies provided by law, including levy of attachment and garnishment; (ii) without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC; and (iii) take possession of any Collateral if not already in its possession without demand and without legal process. Upon Lender's demand, Borrower will assemble and make the Collateral available to Lender at a place to be designated by Lender that is reasonably convenient to both parties. Borrower grants to Lender the right, for this purpose, to enter into or on any premises where Collateral may be located.

         8.5 FORECLOSURE PROVISIONS.

                  (a) No Waiver. No delay or omission by Lender to exercise any right or remedy accruing upon any Event of Default shall: (i) impair any right or remedy; (ii) waive any default or operate as an acquiescence to the Event of Default; or (iii) affect any subsequent Event of Default of the same or of a different nature.

                  (b) Notices. Lender shall give Borrower such notice of any private or public sale as may be required by the UCC.

                  (c) Condition of Collateral. Lender has no obligation to clean-up or otherwise prepare the Collateral for sale, provided that sale of Collateral is in a commercially reasonable manner.

                  (d) No Obligation to Pursue Others. Lender has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Lender may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Lender's rights against Borrower. Borrower waives any right it may have to require Lender to pursue any third person for any of the Obligations.

                  (e) Compliance with Other Laws. Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

                  (f) Warranties. Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

                  (g) Sales of Credit. If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser thereof, received by Lender and applied to the indebtedness of such purchaser. In the event such purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the proceeds of the sale.

                  (h) Purchases by Lender. In the event Lender purchases any of the Collateral being sold, Lender may pay for the Collateral by crediting some or all of the Obligations of the Borrower.

                  (i) No Marshaling. Lender has no obligation to marshal any assets in favor of Borrower, or against or in payment of: (i) the Note;
         (ii) any of the other Obligations; or (iii) any other obligation owed to Lender by Borrower or any other person.

         SECTION 9. MISCELLANEOUS.

         9.1 AMENDMENT, MODIFICATION OR RESTATEMENT. The parties may, by mutual agreement, amend, modify or restate any provision or the entirety of any Loan Document, provided that each such amendment, modification or restatement shall be in writing and shall be executed and delivered by each party.

         (a) Unless otherwise specified in such amendment, modification or restatement:

         (b) the amended or modified provisions shall be effective as of the date of such amendment;

         (c) such amendment shall not be deemed to constitute a waiver of any Default that has occurred and is continuing as of the effective date thereof;

         (d) Borrower shall be deemed to have reconfirmed each of the representations and warranties set forth herein as of the effective date of such amendment (except to the extent such representations and warranties relate to an earlier date);

         (e) all terms defined herein shall have the same definition in such amendment;

         (f) such amendment shall be deemed to be a Loan Document unless otherwise specifically provided and the provisions of this Section shall be applicable to such amendment; and

         (g) this Agreement and each Loan Document shall be deemed to remain in full force and effect, as so amended, modified or restated.

         Unless otherwise specified, all Loan Documents concerning the Collateral shall remain in full force and effect. Lender may, in its sole discretion, condition its agreement to any amendment, modification or restatement upon the payment of money, the granting of additional security, the providing of additional guarantees or other acts or concessions by Borrower or any other Person.

         9.2 WAIVER OF COMPLIANCE. The parties may, by mutual agreement, waive compliance with any provision of any Loan Document or any Default or Event of Default; provided that each such waiver shall be in writing and be shall executed and delivered by each party. Each such waiver shall be effective only in the specific instance and for the specific purpose for which it is given. Lender may, in its sole discretion, refuse to grant any such waiver or condition any such waiver upon the payment of money, the granting of additional security, the providing of additional guarantees or other acts or concessions by Borrower or any other Person.

         9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of the Loan Documents.

         9.4 INDEMNIFICATION BY BORROWER. Borrower shall indemnify and hold Lender and its Affiliates officers, directors, shareholders and agents, harmless from and against any loss, liability, claim, damage, injury, obligation, penalty, cost, suit, action, interest, demand, expense (including costs of investigation, defense, reasonable attorneys' fees, amounts paid in settlement, and judgments) related to, caused by, resulting or arising directly or indirectly from or in connection with any inaccuracy in or breach of any representation or warranty made by Borrower, or any failure of Borrower to perform or observe fully any covenant, agreement or provision contained herein, in the Loan Documents or in any other certificate, instrument or documents delivered by Borrower in connection herewith or therewith. The foregoing indemnification provisions are in addition to any statutory, equitable or common law remedy available to Lender.

         9.5 CONSENT OR APPROVAL OF LENDER. Whenever this Agreement or any Loan Document provides that an action may be taken with the "consent" or "approval" of Lender, such consent or approval must be in writing signed by Lender. Each such consent or approval shall be effective only in the specific instance and for the specific purpose for which it is given.

         Unless the Loan Document specifically provides that Lender shall not "unreasonably withhold" such consent or approval, Lender may, in its reasonable discretion, refuse to grant any such consent or approval, or condition any such consent or approval upon the payment of money, the granting of additional security, the providing of additional guarantees or other acts or concessions by Borrower or any other Person.

         Where any Loan Document provides that Lender shall not "unreasonably withhold" any consent or approval, any of the following shall by way of example and not limitation, constitute an appropriate reason to withhold such consent or approval:

                  (a) imposing additional unreimbursed cost, expense or liability upon Lender or its Affiliates, unless Borrower has reimbursed such cost, expense or liability;

                  (b) releasing any Person liable for any Obligation under any Loan Document;

                  (c) limiting in any material respect the practical ability of Lender to enforce any of its rights or remedies under any Loan Document;

                  (d) causing or potentially causing Lender or its Affiliates to violate or breach any agreement by which they are bound, the terms of their charter documents or any applicable law;

                  (e) releasing any security for any of the Obligations under any Loan Document, unless the value of such security has been deducted from the Availability;


                  (f) subordinating or further subordinating of any of the rights of Lender under any Loan Document to the rights of any other Person.

         9.6 FORBEARANCE. Lender may, in the exercise of its sole discretion, with or without notice to Borrower, forbear from declaring an Event of Default under any Loan Document, or exercising or enforcing any right or remedy hereunder or thereunder.

         Unless Lender otherwise agrees in writing, no such forbearance shall be deemed to toll the passage of any time period, waive Lender's right to declare such Event of Default or exercise or enforce any such right or remedy at any time, suspend the accrual of interest or waive any assessment that would otherwise accrue or become due, constitute a basis for laches or estoppel, or preclude the exercise or enforcement of any other right or remedy or declaration of any other Event of Default under any Loan Document. Lender may, in the exercise of its sole discretion, condition any forbearance upon the payment of money, the granting of additional security, the providing of additional guarantees or other acts or concessions by Borrower or any other Person.

         9.7 NO IMPLIED RIGHTS OR WAIVERS. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar and other circumstances, except as otherwise required by this Agreement or any other Loan Document. Neither any failure nor any delay on the part of Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

         9.8 PAYMENT OF FEES AND EXPENSES. Borrower agrees (i) to pay or reimburse Lender for all of its out-of-pocket expenses incurred in connection with the development, preparation and execution of, and the amendment, supplement or modification to the Loan Documents and any other document prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees (which shall not exceed $10,000) and disbursements of counsel to Lender, (ii) to pay or reimburse Lender for all of its costs and expenses (including reasonable legal fees and expenses) incurred in connection with the investigation and determination of an Event of Default, the enforcement of the Loan Documents, the collection of amounts due under the Loan Documents, and (iii) to pay or reimburse Lender for all costs and expenses, including but not limited to, all recording and filing fees in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Loan Document.

         9.9 REPRODUCTION OF DOCUMENTS. Any of the Loan Documents and all other documents relating hereto and thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by Lender at the time of any borrowing or otherwise, and (c) financial statements, certificates and information previously or hereafter furnished to Lender, may be produced by Lender by an photographic, photostatic, microfilm, micro-card, miniature photographic, computerized, digitized, scanned or other process. Borrower and Lender agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Lender in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         9.10 ENTIRE AGREEMENT. The Loan Documents constitute the entire agreement relating to the subject matter hereof among the parties and supersede all prior or contemporaneous agreements between the parties. The parties have not relied upon any representations, inducements, promises, undertakings or agreements other than those expressly set forth in the Loan Documents.

         9.11 SEVERABILITY. If any provision of the Loan Documents is held to be invalid, void or unenforceable for any reason, the remaining provisions shall nevertheless continue in full force and effect, provided that nothing in this subsection shall be construed to limit or waive the breach of any representation with respect to enforceability of this Agreement.

         9.12 THIRD PARTY BENEFICIARIES. The obligations of each party under the Loan Documents shall inure solely to the benefit of the other parties, and no other Person shall have any legal or equitable right, remedy or claim under or with respect to any Loan Document.

         9.13 LEGAL REPRESENTATION. Each of the parties has been represented by independent legal counsel in connection with the negotiation, drafting and execution of the Loan Documents, and each party expressly waives to the fullest extent permitted by applicable law any claim that any Loan Document constitutes a contract of adhesion; the protection of any applicable law protecting individuals or consumers in credit transactions; any usury or similar law limiting interest or other fees or compensation in a credit transaction; any claim that any Loan Document constitutes a partnership, joint venture, trust or similar arrangement; any claim that any Loan Document imposes any fiduciary or agency duty upon Lender or any of its agents; and any implied representation, warranty or covenant.

         9.14 RULES OF CONSTRUCTION. Unless otherwise specified, the following rules shall be applied in construing the provisions of the Loan Documents.

              (a) Terms that imply gender shall apply to all genders;

              (b) Headings are included solely for purposes of reference and shall be ignored in construing the provisions of any Loan Documents;

              (c) The Exhibits and Schedules attached to any Loan Document are incorporated herein and in each Loan Document by reference;

              (d) "Herein", "hereto", "hereof" and words of similar import refer to this Agreement or any Loan Document (as applicable);

              (e) The word "and" connotes "each and every", and the word "or" connotes "any one or more";

              (f) The word "including" is deemed to be followed by the words "without limitation";

              (g) Unless otherwise specified in the applicable Loan Documents, any reference to any law or regulation refers to that law or regulation as amended from time to time and to the corresponding provision of any successor law or regulation;

              (h) Any reference to any agreement or other document refers to that agreement or other document as amended, modified or restated from time to time;

              (i) The recitals are the mutual representations of the parties and are a part of the document in which they appear;

              (j) Unless otherwise specified in the applicable Loan Documents, any reference to any Person shall be construed as a reference to that Person's successors, assigns, heirs or estate or personal representative; and

              (k) No consideration or evidentiary weight shall be given to any prior draft or mark-up of any document; the identity of the party (or its counsel) drafting or proposing any provision of a document; any summary or description of any proposed term or provision set forth in any term sheet, commitment letter or written presentation produced prior to the date hereof; or perceived or alleged differences among the parties with respect to bargaining advantage, sophistication in financial affairs or access to information.

         9.15 NOTICE.

              (a) Any notice or other communication required or permitted to be given or made under any Loan Document (i) shall be in writing, (ii) may be delivered by hand delivery, First Class U.S. Mail (regular, certified, registered or expedited delivery), FedEx, UPS Overnight, Airborne or other nationally recognized delivery service, or fax, and
         (iii) shall be delivered or transmitted to the appropriate address as set forth below.

              (b) Each notice or other communication shall be delivered or addressed to a party at its address set forth below unless such address is changed in accordance with the immediately following sentence. A party's address for notice may be changed from time to time by notice given to each of the other parties.



         BORROWER:

         APPLIED INNOVATION INC.
         5800 Innovation Drive
         Dublin, Ohio 43016
         Attn: Michael P. Keegan
         Fax No. (614) 798-1811

         With a copy to:
         --------------

         Porter Wright Morris & Arthur LLP
         41 S. High Street
         Columbus, Ohio 43215-6194
         Attn:  Curtis A. Loveland
         Fax No. (614) 227-2100

         LENDER:

         THE HUNTINGTON NATIONAL BANK
         41 South High Street, HC 0820
         Columbus, Ohio 43215
         Attention: Brad L. Williams
         Fax No. (614) 480-4814

         With a copy to:
         --------------

         Purcell & Scott, Co., L.P.A.
         6035 Memorial Drive
         Dublin, Ohio 43017
         Attention: David W. Babner
         Fax No. (614) 761-9474

                  Absent fraud or manifest error, a receipt signed by the addressee or its authorized representative, a certified or registered mail receipt, a signed delivery service confirmation or a fax shall constitute proof of delivery. Any notice actually received by the addressee shall constitute delivery notwithstanding the failure to comply with any provisions of this subsection.

                  A notice delivered by regular First Class U.S. Mail shall be deemed to have been delivered on the third Business Day after its post-mark. Any other notice shall be deemed to have been received on the date and time of the signed receipt or confirmation of delivery or transmission thereof, unless that receipt or confirmation date and time is not a Business Day or is after 5:00 p.m. local time on a Business Day, in which case such notice shall be deemed to have been received on the next succeeding Business Day.

         9.16     ASSIGNMENT.

                  (a) The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender, all future holders of the Note and their respective successors and permitted assigns, PROVIDED, HOWEVER, that Borrower shall not, and shall not attempt or purport, to assign or transfer to any Person or permit any other Person to assume or undertake any of its rights, duties or obligations under any Loan Document without the prior written consent of Lender, which consent may be granted in its sole discretion.

                  (b) Lender may, in the sole exercise of its discretion, (A) assign (with or without recourse) all of its rights, duties and obligations under the Loan Documents; (B) sell or transfer all or any part of the Loan; or (C) sell a participation in the Loan. Lender shall not be required to notify Borrower of any of the foregoing assignments, participations or distributions; provided, however, that until Borrower receives such notice, Borrower shall be entitled to treat Lender as the sole holder of the Loan. In the event that Lender assigns or transfers the Loan or its rights, duties and obligations under the Loan Documents, such assignment or transfer shall be deemed a waiver by Lender of compliance by Borrower with Section 5.6 of this Agreement, and Borrower shall have no obligation to maintain operating funds or other accounts either with Lender or its assignee of transferee.

         9.17 FURTHER ASSURANCES. Each party agrees to execute and deliver such further documents and instruments and to do such further acts and things as may be necessary or desirable to carry out the intent and purposes of the Loan Documents.

         9.18 CLOSING OF THE TRANSACTION. It is anticipated that the transactions contemplated by this Agreement may be closed and consummated by the transmission of documents, signature pages of documents and funds by mail, delivery service, fax or other electronic transmission. Each party agrees that the faxed delivery of a counterpart signature page to the other parties or their representatives shall constitute such party's execution and delivery thereof. The parties agree that the attachment of original or faxed signature pages of any document by legal counsel acting in such capacity and in accordance with instructions, shall constitute the execution and delivery of such documents.

         The closing shall be deemed to have occurred and the Loan Documents shall be deemed to have been simultaneously executed and delivered by all parties in Dublin, Ohio on the Closing Date.

         9.19 COUNTERPARTS. Any Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same agreement.

         9.20 SETOFF. In addition to any rights and remedies by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and owing by Borrower hereunder or under the Note (whether by maturity, by acceleration or otherwise) to set-off and appropriate and apply against any and all amounts in which Borrower has an interest, any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time in the possession or control of Lender or due from Lender to Borrower under any agreement without regard to whether Lender has received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Lender has conditionally released the same; and provided that any amounts so set-off and appropriated shall be applied first to the payment of the Loan and any other amounts owing to Lender under the Loan Documents and then to all other amounts owing from Borrower to Lender under any other agreement.

         9.21 GOVERNING LAW. The Loan Documents were negotiated in the State of Ohio and accepted by Lender in the State of Ohio, and the Loan shall be disbursed from the State of Ohio. The parties agree that the State of Ohio has a substantial relationship to the transactions evidenced hereby and further agree that the Loan Documents shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflict of laws principles.

         9.22 WAIVER OF JURY TRIAL AND SET-OFF BY BORROWER. The parties, each after consulting or having had the opportunity to consult with legal counsel, knowingly, voluntarily and intentionally agree that in any litigation in any court with respect to, in connection with, or arising out of any Loan Document, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between Lender and Borrower, (i) Borrower hereby waives the right to interpose any set-off, recoupment, counterclaim or crossclaim in connection with any such litigation, irrespective of the nature thereof, unless such set-off recoupment, counterclaim or crossclaim could not, by reason of any applicable federal or state procedural law, be interposed, pleaded or alleged in any other action, and (ii) both Borrower and Lender hereby each expressly waive any right they may have to a trial by jury of any claim, demand, action or cause of action (A) arising under any Loan Document or any other instrument, document or agreement executed or delivered in connection herewith, or (B) in any way connected with or related or incidental to the dealings of Lender and Borrower with respect to any Loan Document or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto, in each case whether sounding in contract or tort or otherwise; and Borrower and Lender hereby agree and consent that any such claim, demand, action or cause of action shall be decided by court trial without a jury and either Borrower or Lender may file an original counterpart or a copy of this Section with any court as written evidence of the consent of Borrower or Lender to the waiver of its rights to trial by jury.

         9.23 CONSENT TO JURISDICTION, VENUE AND SERVICE OF PROCESS.

              (a) The parties, each after having consulted or having had the opportunity to consult with legal counsel, knowingly, voluntarily, intentionally, and irrevocably: (i) consents to the exclusive jurisdiction of the Common Pleas Court of Franklin County, Ohio and the United States District Court for the Southern District of Ohio, Eastern Division with respect to any litigation; (ii) waives any objections to the venue of any litigation in either such court, any defense of inconvenient forum to the maintenance of any such litigation in any such court and any bond (other than any appeals or supersedeas bond), surety or other security that might be required of any other party with respect to the maintenance of any such litigation in any such court (except, in the case of Lender, as and to the extent necessary to secure in rem jurisdiction over the property of Borrower or any guarantor or surety of the Note, or to enforce any lien or security interest or enforce any judgment); (iii) agrees not to commence any litigation except in either of such courts and agrees not to contest the removal of any litigation commenced in any other court to either of such courts; (iv) agrees not to seek to remove, by consolidation or otherwise, any litigation commenced in either of such courts to any other court; (v) waives personal service of process in connection with any litigation and consents to service of process by registered or certified mail, postage prepaid, addressed as provided in this Agreement; and (vi) agrees not to contest the discretionary jurisdiction of either such court with respect to any declaratory judgment or other action in equity.

              (b) The provisions set forth in SUBSECTION 9.23(a) shall not be deemed to have been modified in any respect or relinquished by either Lender or Borrower except by written instrument executed by each of them. Nothing in this Section shall be deemed to affect the right of any party to serve legal process in any manner permitted by law. Each party agrees that a final judgment in any litigation so brought shall be deemed to conclusive and may be enforced by suit on such judgment or in any other manner provided by applicable law.

                  The parties expressly acknowledge that the provisions of this Section have been mutually agreed upon for the purpose of minimizing expense, delay and conflict in resolving disputes arising under or in connection with the transactions between and relationships among the parties contemplated by the Loan Documents, and, therefore, agree that:
         (i) in the event that any party commences litigation in any court other than one of the courts specified in this SUBSECTION 9.23 and such litigation is dismissed, stayed or removed to one of the courts specified in this SUBSECTION 9.23 by virtue of the enforcement of the provisions of this SUBSECTION 9.23, such party shall reimburse all of the other parties to such litigation for all legal fees and other expenses incurred by such parties in defending such litigation and securing such stay, dismissal or removal (including all cost incurred in connection with compliance with discovery in such litigation); and (ii) in the event that any party commences litigation in any court other than one of the courts specified in this SUBSECTION 9.23, all discovery and responsive pleading in such litigation shall be stayed pending the determination of any motion by any other party to cause such litigation to be dismissed, stayed or removed to one of the courts specified in this SUBSECTION 9.23 by virtue of the enforcement of the provisions of this SUBSECTION 9.23.

         9.24 CONFESSION OF JUDGMENT. Borrower hereby authorizes any attorney at law to appear for Borrower, in an action on the Note or any Loan Document, at any time after the same become due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against Borrower and to confess judgment in favor of the holder of the Note or the party entitled to the benefits of the Agreement against Borrower for the amount that may be due, with interest at the rate herein mentioned and costs of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.

         9.25 CONFIDENTIALITY. Lender will maintain as confidential, and will not disclose to any Person, any information provided by Borrower in connection with the Loan Documents or acquired by Lender in connection with the Loan, including, without limitation, any information obtained in any audit described in SECTION 5.4 or inspection of Collateral described in SECTION 8.3, except (a) as necessary in connection with the Loan Documents; (b) as required by law; (c) as required in connection with regulatory authorities having jurisdiction over Lender; (d) as necessary in connection with Lender's independent auditors; (e) to potential assignees of, or participants in, the Lender's rights and interests pursuant to the Loan Documents, in each instance who have agreed to comply with this SECTION 9.25; or (f) such information that is, or has become, public knowledge.






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         The parties have caused this Agreement to be executed and delivered effective as of the date first written above.

LENDER:

THE HUNTINGTON NATIONAL BANK


By:          /s/ Troy D. Greenwalt
             ------------------------------------
Name:        Troy D. Greenwalt
Its:         Vice President


================================================================================
WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
================================================================================

BORROWER:

APPLIED INNOVATION INC.


By:          /s/ Michael P. Keegan
             ------------------------------------
Name:        Michael P. Keegan
             ------------------------------------
Its:         Vice President, Treasurer and
             ------------------------------------
             Chief Financial Officer
             ------------------------------------



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